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                                                                   EXHIBIT 23.8

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, John R. Kennedy, hereby consent to be named as a person about to become a director of International Paper Company in the Registration Statement on Form S-4 dated February 9, 1996.

                                                   /s/ John R. Kennedy
                                          _____________________________________
                                                     JOHN R. KENNEDY

February 9, 1996